Exhibit 10.2

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
1005 Virginia Drive, Fort Washington, Pennsylvania
THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (“Agreement”) is made and entered into as of the Effective Date (as herein defined) by and between ARC KSFTWPA001, LLC (“Seller”), and KULICKE & SOFFA INDUSTRIES, INC. (“Buyer”).
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.“Broker” shall mean John Shelly of Cushman & Wakefield and Ken Hedrick of Stan Johnson Company, jointly acting as Seller’s agent.

(b)“Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is fifteen (15) business days after the last day of the Due Diligence Period (as defined herein), unless the Buyer waives the Due Diligence Period and Buyer and Seller mutually agree to close earlier. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (as defined herein) prior to the date of Closing.

(c)“Due Diligence Period” shall mean the period beginning upon January 6, 2017 and extending until 11:59 PM EST on the date that is thirty (30) days thereafter or the date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period.

(d)“Earnest Money” shall mean TWO HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($250,000.00). The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent within three (3) business days after the Effective Date, to be applied as part payment of the Purchase Price at the time of Closing or otherwise disbursed in accordance with the terms of this Agreement.

(e)“Effective Date” One (1) business day following the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.

(f)“Escrow Agent” shall mean First American Title Insurance Company, whose address is Two Liberty Place, 50 South 16th Street, Suite 3010, Philadelphia, PA 19102 Attention: Alan M. Gottlieb, Esq., Telephone: 215-606-6325; Telecopy: 215-567-0375; E-mail: agottlieb@firstam.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Title Commitment (as herein defined) and title policy, (y) preparation of the closing statement, and (z) collection and disbursement of the funds.

(g)“Lease” shall mean that certain Agreement of Lease Agreement, dated as of June 30, 2005, by and 1005 Virginia Associates, L.P. (“Virginia Associates”), Seller’s predecessor-in-interest, as landlord, and Buyer, as tenant, as amended by that certain First Modification of Agreement of Lease, dated September 21st, 2005, by and between Virginia Associates, as landlord, and Buyer, as tenant, as further amended by that certain Second Amendment to Lease Agreement, dated as of November 20, 2012, by and between Alliance HSP Fort Washington Office I, Limited Partnership, Seller’s predecessor-in-interest, as landlord, and Buyer, as tenant.

(h)“Property” shall mean (i) that certain real property located at 1005 Virginia Drive, Fort Washington, Pennsylvania, being more particularly described on Exhibit A attached hereto and incorporated herein (the “Real Property”) together with the buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (ii) all right, title and interest of Seller in and to all air and subsurface rights appurtenant to the Real Property; (iii) all right, title and interest of Seller in and to the machinery, lighting, electrical, mechanical, plumbing and heating, ventilation, air conditioning systems and furniture used in connection with the Real Property and the Improvements, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Real Property together with all personal property located at the Real Property or in the Improvements; (iv) all right, title and interest of Seller to any unpaid award, if any, for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements or any portion thereof; (v) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (vi) all right, title and interest of Seller in and to all plans, site plans, surveys and specifications, architectural drawings, building permits and other permits issued in connection with the construction, operation, use or occupancy of the Improvements, and any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements.

(i)“Purchase Price” shall mean TWELVE MILLION NINE HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($12,950,000.00) in cash.

(j)“Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Kulicke & Soffa Industries, Inc.
1005 Virginia Drive
Fort Washington, Pennsylvania 19034
Attn: Shawn Sarbacker
Tel. No.: (215) 784-6136
Email: ssarbacker@kns.com

And to:

Stradley Ronon Stevens and Young, LLP
30 Valley Stream Parkway
Malvern, Pennsylvania 19355
Attn: Christopher M. Spletzer, Sr.
Tel. No.: (610)-651-2269
Email: cspletzer@stradley.com

(k)“Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

ARC KSFTWPA001, LLC
c/o AR Global Investments, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attn: Jesse C. Galloway
Tel. No.: (212) 415-6500
E-mail: jgalloway@ar-global.com

With a copy to:

Ryan Reimers
AR Global Investments, LLC
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Tel. No.: 704-626-4403
Email: rreimers@ar-global.com

2.Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.

3.Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.

4.Proration of Expenses and Payment of Costs and Recording Fees. At Closing there shall be no adjustments between Buyer and Seller at Closing for real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”).

(b)Seller shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)Fifty percent (50%) of transfer taxes and conveyance fees on the sale and transfer of the Property;

(ii)Broker’s commission payments (for sales commissions earned), in accordance with Section 23 of this Agreement;

(iii)Title policy premiums for any endorsements that Seller elects to purchase to cover title issues in connection with the issuance of Buyer’s title policy, if any; and

(iv)All fees relating to the granting, executing and recording of the Deed for the Property and for any costs incurred in connection with the release of existing debt, if any, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the Property from such existing debt.

(c)Buyer shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)One hundred percent (100%) of all title policy premiums, including search costs and any endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)Fifty percent (50%) of transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)All costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iv)Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.

(d)Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

5.Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

6.Examination of Property. Seller and Buyer hereby agree as follows:

(a)Buyer shall order a title insurance commitment (the “Title Commitment”) for the Property from Escrow Agent promptly after the date hereof. All matters shown in the Title Commitment (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions.” However, Permitted Exceptions shall not include any mechanic’s lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property (collectively, “Liens”), and Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent), at Seller’s sole cost and expense, on or before the date of Closing, anything that may be contained herein to the contrary notwithstanding. Seller shall have no obligation to cure any Title Matter objected to, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections (or is deemed to have refused to remove or cure any objections), Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination Buyer shall receive a refund of the Earnest Money and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) three (3) business days prior to the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the date of Closing, Buyer may terminate this Agreement, upon which termination Buyer shall receive a refund of the Earnest Money and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.

(b)Within five (5) days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonably obtainable by Seller: (i) a copy of all surveys and site plans for the Property, including, without limitation, any as-built surveys obtained or delivered to tenants of each Property in connection with their construction; (ii) a copy of Seller’s title insurance policies relating to the Property; (iii) copy of Seller’s deed for the Property; (iv) copies of all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or office, or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof, including, without limitation, all certificates of occupancy, permits, authorizations and approvals issued by any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, office or instrumentality, foreign or domestic, or any of them, having jurisdiction over the Property, and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions) relating to the Property; (v) copies of all service contracts, any subsisting and assignable warranties and guaranties relating to the improvements and fixtures comprising the Property, if any; and (vi) copies of any soil tests or other environmental tests, audits or reports related to the Property (collectively, the “Due Diligence Materials”). The Due Diligence Materials shall include, without limitation, all materials in Seller’s possession or control, or which are otherwise easily obtainable by Seller, relating to the environmental condition of the Property. During the term of this Agreement, Buyer, its agents, contractors and designees (collectively “Buyer’s Representatives”) shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property, provided, however, that Buyer has no right to review the Property with respect to appraised value thereof or any Maintenance Items (as hereinafter defined). Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and Buyer’s Representatives and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and Buyer’s Representatives to inspect the Property. Notwithstanding the foregoing, Buyer shall not have the right to conduct an environmental Phase II examination without the express prior written consent of Seller. The term “Maintenance Items,” as used herein, means all items that the tenant is responsible to maintain under the Lease (i.e., all items, other than the structural elements of the building comprising a portion of the Property (the “Building”), including, without limitation, the footings, foundation, structural beams and supports, floor slabs and load bearing walls.

(c)During the time period in which Buyer or Buyer’s Representatives are accessing the Property, Buyer shall maintain, or shall cause Buyer’s Representatives to maintain, at no expense to Seller, a policy of comprehensive general public liability insurance with a combined single limit of not less than $1,000,000 per occurrence; $2,000,000 aggregate coverage for bodily injury and property damage, insuring Buyer and Seller, as additional insureds, against any injuries or damages to persons or property that may result from or are related to Buyer's or Buyer’s Representative’s entry upon the Property and any investigations or other activities conducted thereon. Prior to the first entry on the Property, Buyer shall deliver, or shall cause Buyer’s Representatives to deliver, certificates of insurance to Seller confirming compliance with the foregoing insurance requirements. Seller may have a representative present during any and all examinations, inspections and/or studies on the Property.

(d)Buyer shall have the right to terminate this Agreement for any reason or no reason at all by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.

(e)Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.

7.Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that (a) with respect to any casualty, if the cost to repair such casualty would exceed $100,000, or (b) with respect to any condemnation, any Improvements or access to the Property, or more than ten percent (10%) of the Property, is (or will be) condemned or taken, then Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

8.Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if, for any reason, the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a), if Buyer delivers a notice to Escrow Agent and Seller prior to the expiration of the Due Diligence Period stating that Buyer has terminated this Agreement, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.

(b)The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8 and as otherwise provided herein.

9.Default.

(a)Should Buyer violate or fail to fulfill and perform any terms or conditions of this Agreement, Seller shall notify Buyer thereof in writing ("Seller's Default Notice"), and should Buyer fail to correct any failure noted on Seller’s Default Notice within ten (10) days of receipt of the same, then, provided Seller is not itself in breach hereof, Seller may, as its sole and exclusive remedy on account thereof, either: (i) waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (x) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (y) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (z) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. Nothing contained herein shall limit or restrict Seller's ability to pursue any rights or remedies it may have against Buyer with respect to those obligations that expressly survive the termination of this Agreement as provided herein. In no event under this Section 9(a) or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

(b)Should Seller violate or fail to fulfill and perform any terms or conditions of this Agreement, Buyer shall notify Seller thereof in writing ("Buyer's Default Notice"), and should Seller fail to correct any failure noted on Buyer’s Default Notice within ten (10) days of receipt of the same, then, so long as Buyer is not itself in breach hereof, Buyer may, as its sole and exclusive remedy on account thereof, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, which return and payment shall operate as liquidated damages, and to terminate this Agreement and release Seller and Buyer from any and all rights, obligations and liability hereunder, except those which are specifically stated herein to survive any termination hereof; or (iii) pursue an action for specific performance of this Agreement.

10.Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:

(a)A Special Warranty Deed in the form attached hereto as Exhibit B (the “Deed”);
(b)A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit C;
(c)An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit D;
(d)Written documentation of the termination of the Lease, effective at Closing, in a form reasonable acceptable to Buyer and Seller;
(e)To the extent obtained by Seller, estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer;
(f)A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(g)All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the Deed;
(h)A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller; and
(i)Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts, as applicable, of the closing documents referenced above. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

(a)Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation, condemnation proceeding or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property and Seller has no knowledge that the Property may be rezoned;

(c)Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing;

(d)Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) (i) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations; and (ii) any third party that the Property or the current use thereof violates any private covenant, restriction, easement or encumbrance and Seller does not have any knowledge of any such violation;

(e)Seller has fee simple title to the Property, and as of the Closing, such title will be free and clear of all liens and encumbrances, except for Permitted Exceptions. The Property constitutes a single tax parcel for purposes of ad valorem taxation, and no improvements are situated on such tax parcel, other than the Improvements;

(f)There are no occupancy rights, leases or tenancies affecting the Property other than the Lease, which will be terminated on the Closing Date. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity, and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;

(g)To Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). For purposes of this Subsection (g), “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws; and

(h)As used in this Agreement, the words “Seller's knowledge” or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Akomea Poku-Kankam, without any duty of inquiry or investigation, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof. To the extent Buyer discovers prior to the Closing any inaccuracy in a representation and warranty of Seller in this Agreement and the Closing occurs, such representation and warranty shall be deemed modified to reflect the inaccuracy discovered by Buyer. Seller’s representations and warranties set forth in this Agreement shall survive the Closing for a period of six (6) months and any action brought on Seller’s representations and warranties shall be commenced within said six (6) month period or shall be forever barred and waived. In no event shall Buyer be entitled to make a claim for breach of such representations or warranties and Seller shall have no liability in connection therewith (i) unless and until the aggregate amount of all such claims exceeds $5,000.00 or (ii) for any amount in excess of $1,000,000.00 in the aggregate.

12.Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as of the date hereof and as of the Closing Date as follows:Buyer is duly formed, validly existing and in good standing under the laws of its state of incorporation, and on the Closing Date, to the extent required by law, the State in which the Property is located is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power and authority to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder.

(b)This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms.

(c)Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

The representations and warranties of Buyer shall survive Closing for a period of one (1) year and any action brought on Buyer’s representations and warranties shall be commenced within said one (1) year period or shall be forever barred and waived.
13.Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to the following conditions precedent on and as of the date of Closing:

(a)Seller shall have delivered to Escrow Agent on the Closing Date all of the documents to be executed by Seller and delivered to Escrow Agent pursuant to this Agreement; and

(b)the representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.
14.Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)Buyer shall have delivered to Escrow Agent on the Closing Date all of the documents to be executed by Buyer and delivered to Escrow Agent pursuant to this Agreement;

(b)Buyer shall have delivered to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 4 hereof, and all applicable documents to be delivered by Buyer in accordance with Section 10 above;

(c)the representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing; and

(d)within ten (10) days following the Effective Date (the “Seller’s Board Approval Date”), the Board of Directors of Global Net Lease, Inc. (the “Seller’s Board”) shall have approved of the final terms and conditions of sale. If the Seller’s Board fails to approve such final terms and conditions on or before the Seller’s Board Approval Date, Seller shall notify Buyer thereof in writing, this Agreement shall be terminated, and neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein, and except that Buyer shall be entitled to a return of the Earnest Money, provided that Buyer is not otherwise in default hereunder.

15.Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email); (ii) delivered in person; (iii) deposited in the United States mail, registered or certified, return receipt requested; or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16.Seller Covenants. Seller agrees that it shall:

(a)    continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property; and
(b)     subject to Section 7 hereof and subject to reasonable wear and tear and damage by fire or other casualty, maintain the Property in the same (or better) condition as exists on the date hereof. Seller shall promptly inform Buyer, in writing, of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.

18.Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto with respect to the subject matter hereof and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

19.Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

20.No Representations or Warranties/“As-Is” Release.

(a)Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.

(b)Buyer acknowledges and agrees that the Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, “AS IS - WHERE IS, WITH ALL FAULTS,” with no right of setoff or reduction in the Purchase Price, and Buyer shall assume the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by Buyer's investigations. Except as expressly set forth in Section 11, neither Seller, its employees, representatives, agents, counsel, broker, sales agent, nor any partner, member, officer, director, employee, trustee, shareholder, principal, parent, subsidiary, affiliate, agent or attorney of Seller, its counsel, broker or sales agent, nor any other party related in any way to any of the foregoing (collectively, “Seller's Representatives”) have or shall be deemed to have made any representations or warranties, express or implied, regarding the Property or any matters affecting the Property, including, without limitation, the physical condition of the Property, title to or boundaries of the Property, pest control, soil conditions, the presence or absence, location or scope of any hazardous materials in, at, or under the Property, compliance with building, health, safety, land use or zoning Laws, other engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer moreover acknowledges (i) that Buyer is a sophisticated buyer, knowledgeable and experienced in the financial and business risks attendant to an investment in real property and capable of evaluating the merits and risks of entering into this Agreement and purchasing the Property, (ii) that Buyer has entered into this Agreement in reliance on its own (or its experts') investigation of the physical, environmental, economic and legal condition of the Property, and (iii) that Buyer is not relying upon any representation or warranty concerning the Property made by Seller or Seller’s Representatives other than as expressly set forth in Section 11. Seller shall not have any liability of any kind or nature for any subsequently discovered defects in the Property, whether the defects were latent or patent.

(c)Buyer acknowledges that prior to the Closing, Buyer was afforded the opportunity for full and complete investigations, examinations and inspections of the Property. Buyer acknowledges and agrees that (i) all information and documents in any way relating to the Property furnished to, or otherwise made available for review by Buyer (the “Property Information”) may have been prepared by third parties and may not be the work product of Seller and/or Seller's Representatives; (ii) neither Seller nor any of Seller's Representatives has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information; and (iii) Buyer is relying solely on its own investigations, examinations and inspections of the Property and is not relying in any way on the Property Information furnished by Seller or any of Seller's Representatives.

(d)Buyer or anyone claiming by, through or under Buyer hereby fully and irrevocably releases Seller and Seller's Representatives from any and all claims that it may now have or hereafter acquire against Seller or Seller's Representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any structural, engineering or environmental condition at the Property, including without limitation the presence or absence, location or scope of any hazardous materials in, at, or under the Property (whether patent, latent or otherwise) as of the date of Closing. Buyer further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including but not limited to those relating to unknown and suspected claims, damages and causes of action.

Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
21. SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY A PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

22.Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

23.Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this Section 23 shall survive the Closing or the earlier termination of this Agreement.

24.Assignment. This Agreement may be not assigned by Buyer, and any assignment or attempted assignment by Buyer shall constitute a default by Buyer hereunder and shall be null and void, provided, however, Buyer may assign this Agreement to an affiliate of Buyer who is either controlled by or under common control with Buyer, without Seller’s consent, provided further that Buyer shall remain primarily obligated hereunder notwithstanding such assignment. If Buyer desires to assign this Agreement as aforesaid, then, upon the request of Seller, the parties shall tear up this Agreement and execute an identical written agreement, save for the fact that such assignee shall be named the “Buyer” thereon, in lieu hereof. This Section 24 shall survive the Closing Date and the delivery of the Deed.

25.Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action. This Section 25 shall survive the Closing Date and the delivery of the Deed.

26.Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.

27.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

28.Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

29.	Confidentiality.

(a)Buyer agrees that neither it nor Buyer’s Representatives shall at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association any other knowledge or information acquired by Buyer or Buyer’s Representatives from Seller or by Buyer’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by Buyer, provided that Buyer may disclose such terms of this Agreement and its reports, studies, documents and other matters generated by it as Buyer deems necessary or desirable to Buyer’s attorneys, accountants, financial advisors, investors and lenders, in connection with Buyer’s investigation of the Property and/or purchase of the Property, provided that the parties to whom such information is disclosed are informed of the confidential nature thereof and agree to keep the same confidential in accordance with this Agreement.

(b)Buyer acknowledges that damages alone may be an inadequate remedy for any breach by it or Buyer’s Representatives of the terms of this Section 29 and agrees that, in addition to any other remedies that Seller may have, Seller shall be entitled to injunctive relief in any court of competent jurisdiction against any breach of this Section 29.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:
ARC KSFTWPA001, LLC
By:Global Net Lease Operating Partnership, L.P., its Sole Member

By:Global Net Lease, Inc.,
its General Partner

By:
Name: Scott Bowman
Title: Chief Executive Officer and President
Date: ______________________
BUYER: KULICKE & SOFFA INDUSTRIES, INC. By: ___________________________ Name: _________________________ Title: _________________________ Date: _________________________

JOINDER OF ESCROW AGENT
THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.
ESCROW AGENT:
FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:
Date:

EXHIBITS
Exhibit A    -    Legal Description of Real Property
Exhibit B    -    Form of Special Warranty Deed
Exhibit C    -    Form of Bill of Sale
Exhibit D    -    Form of Assignment of Contracts, Permits, Licenses and Warranties

EXHIBIT A
LEGAL DESCRIPTION OF REAL PROPERTY

A-1

EXHIBIT B
FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]
This document prepared by:
(and return to :)
___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________
SPECIAL WARRANTY DEED
THIS INDENTURE, made on the _____ day of ______________, 2017, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")
W I T N E S S E T H:
THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.
TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise.

B-1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.
GRANTOR:
______________________________
By:___________________________
Name:
Its:

[ACKNOWLEDGMENT]

B-2

EXHIBIT C
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule A attached hereto and made a part hereof.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to the merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; or patent infringement or latent defects (provided, however, that Seller does hereby represent and warrant that it has good and sufficient title to the Personal Property).
IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2017.
SELLER:
_______________________________
By: ____________________________
Name:__________________________
Title:___________________________

C-1

SCHEDULE A
TO BILL OF SALE

C-2

EXHIBIT D
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 2017, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ________, _____, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
By executing this assignment, Assignee hereby accepts the assignment of and assumes Assignor’s obligations and liabilities set forth in the Contracts from and after the date hereof. This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.
IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:                            ASSIGNEE:
___________________________________            _____________________________________

By: ________________________________          By: ________________________________
Name:______________________________          Name:______________________________
Title:_______________________________          Title: _______________________________

D-1